Exhibit 99.1

Contacts:	Christine Rogers Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	csaenz@hms.com	fmarraro@hms.com
HMS HOLDINGS CORP. ANNOUNCES Q4 AND FULL YEAR 2010 RESULTS
Fourth Quarter Revenue Increases 31.4%, EPS Increases 30.3%
Full Year Revenue Increases 32.1%, EPS Increases 29.4%
NEW YORK, N.Y., February 18, 2011—HMS Holdings Corp. (NASDAQ: HMSY) today announced financial results for its fourth quarter and full year ended December 31, 2010.
Revenue for the fourth quarter of 2010 increased 31.4% to $87.2 million, compared with $66.3 million for the same period a year ago. Net income increased 32.5% to $12.4 million or $0.43 per diluted common share for the fourth quarter of 2010, compared to net income of $9.3 million or $0.33 per diluted common share during the fourth quarter of the prior year.
For the full year 2010, the Company reported revenue of $302.9 million, a 32.1% increase over 2009 revenue of $229.2 million. Also for the full year, the Company reported net income increased 33.4% to $40.1 million or $1.41 per diluted common share, versus net income of $30.0 million or $1.09 per diluted common share in the prior year. Earnings per diluted common share increased 30.3% and 29.4% for the fourth quarter and full year, respectively.
“HMS continues on a trajectory of growth, with strong quarterly and full year results,” said Bill Lucia, CEO. “We have a robust, growing core business, but we’ve also proven that we can add new products and enter new markets via product development and acquisition to further diversify our revenue and sustain our level of growth in both revenue and EPS.”
“Healthcare reform provides HMS with many opportunities to help public and private healthcare payors to control costs, even in advance of 2014 when many of the regulations become effective,” Lucia added. “The early adoption of new eligibility rules by states, the new procurements by states for Medicaid Recovery Audit Contractors, and recent activity around the development of healthcare exchanges all call out for HMS’s expertise.”
HMS will be hosting its fourth quarter and full year 2010 conference call and webcast with the investment community on Friday, February 18, 2011 at 9:00 am Eastern Time. Individuals can access the webcast at http://investor.hms.com or listen to the call at 1-888-204-4520. International participants can listen to the call at 1-913-312-1411.
The webcast will be archived on the website. Individuals can access the webcast at http://investor.hms.com or listen to the replay at 1-888-203-1112. International participants can listen to the replay at 1-719-457-0820. The passcode is 7179192. The replay will be available at 12 p.m. ET on February 18 through midnight on February 23, 2011.
The HMS Form 10-K for the year ended December 31, 2010 will be filed and available on our website at http://investor.hms.com on or about March 1, 2011 and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at http://investor.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5986.
HMS Holdings Corp. (NASDAQ: HMSY) is the nation’s leader in coordination of benefits and program integrity services for payors of healthcare services. HMS’s clients include health and human services programs in more than 40 states; commercial programs, including commercial plans, employers, and over 120 Medicaid managed care plans; the Centers for Medicare & Medicaid Services (CMS); and Veterans Administration facilities. As a result of the Company’s services, clients recover over $1 billion annually, and save billions of dollars more in the prevention of erroneous payments.
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Use of Non-GAAP Financials
This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. Adjusted EBITDA represents EBITDA adjusted for share-based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure. Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net interest expense.
The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. The Company’s management believes that these non-GAAP financial measures are a common measure used by investors and analysts to evaluate its performance. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.
Safe Harbor Statement
This Press Release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions. In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the development by competitors of new or superior services or products or the entry into the market of new competitors; all the risks inherent in the development, introduction, and implementation of new products and services; the loss of a major customer, customer dissatisfaction or early termination of customer contracts triggering significant costs or liabilities; variations in our results of operations; negative results of government reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations; changing conditions in the healthcare environment, particularly as they relate to current healthcare reform initiatives; government regulatory, political and budgetary pressures that could affect the procurement practices and operations of healthcare organizations, reducing the demand for our services; and, our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse. A further description of risks, uncertainties, and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, a copy of which may be obtained from the Company’s website at www.hms.com under the “Investor Relations” tab. Any forward-looking statements made by us in this Press Release speak only as of the date of this Press Release. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(unaudited)

	Three months ended Dec. 31,		Year ended Dec. 31,
	2010	2009	2010	2009
Revenue	$87,167	$66,318	$302,867	$229,237

Cost of services:
Compensation	30,878	22,671	109,601	77,208
Data processing	5,337	3,604	18,086	13,717
Occupancy	3,761	3,108	13,643	10,877
Direct project costs	9,787	7,214	35,383	28,384
Other operating costs	4,750	4,190	16,835	14,019
Amortization of acquisition related software and intangibles	1,651	1,423	6,217	5,066

Total cost of services	56,164	42,210	199,765	149,271

Selling, general & administrative expenses	10,165	7,902	36,085	28,098

Total operating expenses	66,329	50,112	235,850	177,369
Operating income	20,838	16,206	67,017	51,868

Interest expense	(24)	(260)	(94)	(1,080)
Other expense	(311)	—	(342)	—
Interest income	21	27	94	226

Income before income taxes	20,524	15,973	66,675	51,014
Income taxes	8,169	6,647	26,583	20,966

Net Income	$12,355	$9,326	$40,092	$30,048

Net income per common share:
Basic	$0.45	$0.35	$1.47	$1.15
Diluted	$0.43	$0.33	$1.41	$1.09

Weighted average shares:
Basic	27,644	26,577	27,254	26,110

Diluted	28,717	27,981	28,458	27,621

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(unaudited)

	December 31,	December 31,
	2010	2009
Assets
Current Assets:
Cash and cash equivalents	$94,836	$64,863
Accounts receivable, net of allowance of $799 and $614 at December 31, 2010 and 2009, respectively	75,123	64,750
Prepaid expenses, including prepaid income taxes of $3,533 and $4,234 at December 31, 2010 and 2009, respectively	9,054	9,956
Other current assets, including net deferred tax assets of $664 and $804 at December 31, 2010 and 2009, respectively	1,035	872

Total current assets	180,048	140,441

Property and equipment, net	44,713	20,902
Goodwill, net	107,414	91,520
Intangible assets, net	19,826	16,798
Other assets	904	983

Total assets	$352,905	$270,644

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable, accrued expenses and other liabilities	$32,502	$26,474

Total current liabilities	32,502	26,474

Long-term liabilities:
Contingent payment to AMG-SIU	2,573	—
Accrued deferred rent	1,842	3,675
Other liabilities	2,582	1,876
Deferred tax liabilities	5,768	326

Total long-term liabilities	12,765	5,877

Total liabilities	45,267	32,351

Shareholders’ Equity:

Preferred Stock — $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock — $.01 par value; 45,000,000 shares authorized; 29,447,182 shares issued and 27,784,336 shares outstanding at December 31, 2010; 28,533,406 shares issued and 26,870,560 shares outstanding at December 31, 2009;	294	285
Capital in excess of par value	205,039	175,795
Retained earnings	111,702	71,610
Treasury stock, at cost; 1,662,846 shares at December 31, 2010 and December 31, 2009	(9,397)	(9,397)

Total shareholders’ equity	307,638	238,293

Total liabilities and shareholders’ equity	$352,905	$270,644

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Years ended December 31, 2010 and 2009
(in Thousands)
(unaudited)

	Year ended December 31,
	2010	2009
Operating activities:
Net income	$40,092	$30,048
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of fixed assets	23	70
Depreciation and amortization	15,908	13,567
Share-based compensation expense	7,544	6,373
Deferred income taxes	2,316	3,111
Increase in allowance for doubtful accounts	197
Changes in assets and liabilities:
Increase in accounts receivable	(9,657)	(16,593)
Decrease/(increase) in prepaid expenses and other current assets	1,061	(6,101)
Decrease/(increase) in other assets	90	(218)
Increase in accounts payable, accrued expenses and other liabilities	4,203	2,585

Net cash provided by operating activities	61,777	32,842

Investing activities:
Purchases of property and equipment	(15,603)	(8,979)
Purchases of building and land	(9,886)	—
Acuisition of Chapman Kelly	(13,001)	—
Acquisition of AMG-SIU, net of cash	(13,000)	—
Acquisition of Verify Solutions	—	(7,500)
Acquisition of IntegriGuard	—	(5,024)
Investment in capitalized software	(2,023)	(1,657)

Net cash used in investing activities	(53,513)	(23,160)

Financing activities:
Repayment of debt	—	(17,325)
Proceeds from exercise of stock options	9,128	10,067
Excess tax benefit from exercised stock options	12,581	13,223

Net cash provided by financing activities	21,709	5,965

Net increase in cash and cash equivalents	29,973	15,647

Cash and cash equivalents at beginning of year	64,863	49,216

Cash and cash equivalents at end of year	$94,836	$64,863

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$10,949	$8,517

Cash paid for interest	$70	$734

Supplemental disclosure of noncash investing activities:
Tenant improvement allowance	$202	$1,011

Accrued property and equipment purchases	$2,804	$1,365

AMG-SIU acquisition-related contingent payments	$2,573	$—

HMS HOLDINGS CORP. AND SUBSIDIARIES
Reconciliation of net income to EBITDA and adjusted EBITDA
(In Thousands)
(unaudited)
As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and share-based compensation expense (adjusted EBITDA) was $27.0 million for the fourth quarter of 2010, an increase of 26.8% over the same period a year ago. Adjusted EBITDA for the fiscal year 2010 was $90.1 million, an increase of 26.1% over fiscal year 2009.

	Three Months Ended		Year Ended
	December 31,		December 31,
Reconciliation of net income to EBITDA and adjusted EBITDA	2010	2009	2010	2009
Net Income	$12,355	$9,325	$40,092	$30,048

Net interest expense	3	233	—	854
Income taxes	8,169	6,647	26,583	20,966
Depreciation and amortization, net of deferred financing costs, included in net interest expense	4,430	3,329	15,908	13,218

Earnings before interest, taxes, depreciation and amortization (EBITDA)	24,957	19,534	82,583	65,086
Share-based compensation expense	2,210	1,891	7,544	6,373

Adjusted EBITDA	$27,167	$21,425	$90,127	$71,459